                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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

                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 26, 1994, which appears on page 24 of the 1994 Annual Report to Stockholders of KLA Instruments Corporation, which is incorporated in KLA Instruments Corporation's Annual Report on Form 10-K for the year ended June 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 20 of such Annual Report on form 10-K.



/s/ Price Waterhouse LLP

Price Waterhouse LLP

San Jose, California
January 13, 1995


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